UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2008

SigmaTel, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50391	74-2691412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 S. MoPac Expressway

Suite 100

Austin, Texas 78746

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:

(512) 381-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 3, 2008, SigmaTel, Inc. (“SigmaTel”), Phoenix Acquisition, Inc. (“Merger Sub”) and Freescale Semiconductor, Inc. (“Freescale”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into SigmaTel (the “Merger”), with SigmaTel continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of Freescale. At the effective time of the Merger, each issued and outstanding share of SigmaTel common stock will be converted into the right to receive $3.00 in cash. The Merger Agreement contains a “go-shop” provision which gives SigmaTel the right to solicit and engage in discussions and negotiations with respect to potential competing proposals through March 4, 2008. The Merger is conditioned upon, among other things, regulatory approvals, approval by holders of a majority of SigmaTel common stock and other customary closing conditions. The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated herein by reference.

Other than the Merger Agreement, there are no material relationships between SigmaTel and Freescale or any of its affiliates.

Investor Notices.

SigmaTel will file a proxy statement and other documents regarding the proposed transaction described in this Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND SUCH OTHER MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SIGMATEL AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to security holders of SigmaTel seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by SigmaTel with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of cost by directing a request to Martha Aviles at 512-744.9968 or maviles@sigmatel.com.

SigmaTel’s directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the SigmaTel stockholders in connection with the proposed transaction. Information about SigmaTel’s directors and officers can be found in SigmaTel’s Proxy Statements, Annual Reports on Form 10-K and this Current Report on Form 8-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other documents regarding the proposed transaction when they become available.

Item 2.02	Results of Operation and Financial Condition.

On February 4, 2007, SigmaTel issued a press release announcing, among other things, its 2007 fourth quarter results, and on the same date held a related conference call to discuss these results. The full text of the press release issued in connection with the announcement is attached as Exhibit No. 99.2 to this Current Report on Form 8-K. The press release and conference call contain forward-looking statements regarding SigmaTel and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The information in Item 2.02 of this Current Report on Form 8-K, and exhibit 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Information

SigmaTel provides a non-GAAP measure of gross profit, net (loss) income and net (loss) income per share in its earnings release. The presentation of gross profit is intended to be a supplemental measure of performance and excludes a non-cash charge related to amortization of intangible assets from acquisitions. The presentation of net (loss) income and net (loss) income per share is intended to be a supplemental measure of performance and excludes: (i) a non-cash charge related to impairment of goodwill and other long-lived assets; (ii) a non-cash charge related to amortization of intangible assets from acquisitions; (iii) a non-cash charge related to stock-based compensation; (iv) a charge related to the abandonment of leased facilities; (v) a charge related to accrual for severance payable to our former CEO; (vi) a gain on the sale of the PC Audio product line and a loss on the disposition of assets in conjunction with the lease abandonment; (vii) a non-cash charge related to a tax valuation allowance against our deferred tax asset; (viii) a non-cash benefit related to a release of a tax reserve; (ix) a non-cash benefit related to tax benefits of unwinding our IP migration strategy. SigmaTel believes that excluding these items represents a better basis for the comparison of its current results to past, present, and future operating results, and a better means to highlight the results of core ongoing operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The non-GAAP financial measures included in the press release have been reconciled to the corresponding GAAP financial measures as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 1, 2008, the compensation committee (“Compensation Committee”) of the board of directors of SigmaTel approved and adopted certain bonuses for certain designated executive officers of SigmaTel related to and contingent on the consummation of a change in control, including the Merger (the “Transaction Bonuses”). The Transaction Bonuses were granted pursuant to the terms of the Incentive Bonus Plan. The Transaction Bonuses were approved by the Compensation Committee to retain the services of and provide additional incentive to the designated executive officers.

Phillip E. Pompa, President and Chief Executive Officer, Stephan L. Beatty, Senior Vice President, Product Lines and Operation, and R. Scott Schaefer, Vice President of Finance and Chief Financial Officer, each may receive a Transaction Bonus. Based on the value of the consideration to be paid in the Merger, the maximum amount of such Transaction Bonus will be $165,219.00 for Mr. Pompa, $61,816.00 for Mr. Beatty and $54,625.00 for Mr. Schaefer each. A portion of each Transaction Bonus will be fully earned and payable upon the effective time of the Merger on a sliding scale based on the value of the transaction, and a portion will be subject to the discretion of the Compensation Committee.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

2.1	Agreement and Plan of Merger dated February 3, 2008 by and among Freescale Semiconductor, Inc., Phoenix Acquisition, Inc. and SigmaTel, Inc.

99.1	Press Release Dated February 4, 2008.

99.2	Press Release Dated February 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMATEL, INC.

February 4, 2008	By:	/s/ Phillip E. Pompa
	Name:	Phillip E. Pompa
	Title:	President and Chief Executive Officer

SIGMATEL, INC.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
2.1	Agreement and Plan of Merger dated February 3, 2008 by and among Freescale Semiconductor, Inc., Phoenix Acquisition, Inc. and SigmaTel, Inc.

99.1	Press Release dated February 4, 2008

99.2	Press Release dated February 4, 2008